Exhibit 3(a)


                                   AMENDED

                                      AND

                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                            THE QUAKER OATS COMPANY

                              SEPTEMBER 11, 1996

                            THE QUAKER OATS COMPANY

                         Certificate of Incorporation



              Organized Under the Laws of the State of New Jersey

                           Authorized Capital Stock

                Preference, without par value, 1,000,000 shares

                Preferred, without par value, 10,000,000 shares

                    Common, $5 par value 400,000,000 shares



                 Original Certificate Filed September 21, 1901



                        Amendment Filed March 31, 1906

             Increasing preferred capital stock from $8,000,000 to

                                  $9,000,000

            and common capital stock from $4,000,000 to $4,500,000.



                        Amendment Filed April 25, 1910

        Increasing common capital stock from $4,500,000 to $5,500,000.



                       Amendment Filed November 25, 1912

        Increasing common capital stock from $5,500,000 to $10,000,000.



                         Amendment Filed April 7, 1917

             Increasing preferred capital stock from $9,000,000 to

                                  $15,000,000

           and common capital stock from $10,000,000 to $15,000,000.

                         Amendment Filed July 14, 1919

            Increasing preferred capital stock from $15,000,000 to

                                  $25,000,000

           and common capital stock from $15,000,000 to $25,000,000.



                        Amendment Filed March 14, 1925

         No change in preferred capital stock. Changing common capital stock to 600,000 shares without par value.



                        Amendment Filed March 20, 1930

        No change in preferred capital stock. Increasing common capital stock to 800,000 shares without par value.



                       Amendment Filed January 19, 1951

             No change in preferred capital stock. Changing Common

                   Stock to 4,000,000 shares, $5 par value.



                       Amendment Filed November 14, 1958

        No change in preferred capital stock. Changing Common Stock to

                        6,000,000 shares, $5 par value.



                       Amendment Filed November 3, 1967

             No change in preferred capital stock. Changing Common

                   Stock to 12,000,000 shares, $5 par value.

                       Amendment Filed November 1, 1968

            Eliminating 6% Preferred Capital Stock, $100 par value.

                                  Authorizing

         169,022 shares of $3 Cumulative Convertible Preferred Stock,

                                $50 par value.

                 Authorizing 1,500,000 shares Preference Stock

                              without par value.

           Changing Common Stock to 15,000,000 shares, $5 par value.



                       Amendment Filed November 7, 1969

          No change in Preferred or Preference Stock. Changing Common

                   Stock to 22,500,000 shares, $5 par value.



                       Amendment Filed December 10, 1971

          No change in Preferred or Preference Stock.  Elimination of preemptive rights on Common Stock.



                       Amendment Filed November 16, 1972

          No change in Preferred or Preference Stock. Changing Common

                   Stock to 35,000,000 shares, $5 par value.



                         Amendment Filed May 21, 1975

          No change in Common or Preferred Stock. Providing for issue of a series of Preference Stock without par value, designated

            "$9.56 preference stock," consisting of 500,000 shares.

                    Amended and Restated November 28, 1978

                   No change in Common or Preference Stock.

                      Elimination of $3 Preferred Stock.



                       Amendment Filed November 22, 1983

               No change in Common or Preference Stock. Amended

       Article Sixth of, and added Article Seventh to, the Certificate.



                      Amendments Filed November 15, 1984

                        No change in Preference Stock.

          Changing Common Stock to 100,000,000 shares, $5 par value,

             and authorizing 10,000,000 shares of Preferred Stock

                              without par value.

                   Added Article Eighth to the Certificate.

                        Principal Office in New Jersey:

                         The Corporation Trust Company

                             28 West State Street

                           Trenton, New Jersey 08608

                               General Offices:

                 321 N. Clark Street, Chicago, Illinois 60610



                          Amendment Filed May 5, 1986

                    No Change in Common or Preferred Stock.

                    Elimination of $9.56 Preference Stock.



                      Amendment Filed September 18, 1986

                   No change in Common or Preference Stock.


           Provided for series of Preferred Stock without par value

          designated "Series A Junior Participating Preferred Stock."



                       Amendment Filed November 12, 1986
                  No change in Preference or Preferred Stock.

          Changing Common Stock to 200,000,000 shares, $5 par value.



                       Amendment Filed November 11, 1987

              No change in Common, Preference or Preferred Stock.

                Amended Certificate to add a new Article Ninth.



                       Amendment Filed November 9, 1988

          No change in Common, Preference or Preferred Stock. Amended

             Certificate to add a new Article Fourth, Paragraph C.



                         Amendment Filed June 19, 1989

          No change in Common, Preference or Preferred Stock. Amended

                    Certificate to add a New Series B ESOP

                         Convertible Preferred Stock.



                       Amendment Filed January 13, 1993

              No change in Common, Preference or Preferred Stock.

                 Amended Certificate to amend Article Eighth.

                       Amendment Filed November 9, 1994

                  No change in Preference or Preferred Stock.

          Changing Common Stock to 400,000,000 shares, $5 par value.

                       Registered Office in New Jersey:

                         The Corporation Trust Company

                             820 Bear Tavern Road

                            West Trenton, NJ 08628



                      Amendment Filed September 11, 1996

                   No change in Common or Preference Stock.

           Retired Series of Preferred without par value designated

              "Series A Junior Participating Preferred Stock" and

           provided for Series of Preferred Stock without par value

         designated "Series C Junior Participating Preference Stock".



                                    AMENDED

                                      AND

                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                            THE QUAKER OATS COMPANY

                              SEPTEMBER 11, 1996



      Pursuant to the provisions of Section 14A:9-5 of the New Jersey  Business

Corporation Act, The Quaker Oats Company, a corporation organized and  existing under  the  laws  of  the  State  of New Jersey, restates  and  integrates  its

Certificate of Incorporation, as heretofore amended, to read in full as  herein set forth:



      First.         The  name of  the Corporation is: The Quaker Oats Company.



      Second.        The address of the Corporation's current registered office

is 820 Bear Tavern  Road,  West Trenton, New Jersey  08628.   The  name  of the

Corporation's  current  registered agent at such  address,  upon  whom  process against the Corporation may be served, is The Corporation Trust Company.



      Third.         The purposes for which the Corporation is organized are to engage in any or all activities within the purposes for which corporations  now or  at  any  time  hereafter may be organized under  the  New  Jersey  Business

Corporation  Act  and  under  all amendments and supplements  thereto,  or  any revision thereof or any statute enacted to take the place thereof.



      Fourth.        The aggregate number of shares which the Corporation shall have  authority to issue is 411,000,000 shares divided into 400,000,000  shares of  common  stock  of  the par value of $5.00 per share,  1,000,000  shares  of preference  stock  without par value and 10,000,000 shares of  preferred  stock without par value.

      The designations, rights, preferences, privileges and limitations of  the shares  of  common  stock, shares of preference stock and shares  of  preferred stock, and the manner of determining the designations, and number of series  of preference  stock  and  preferred  stock and  the  relative  voting,  dividend,

liquidation  and other rights, preferences and limitations of each such  series are as follows:



A.   Preference Stock



      (1)   The  Board of Directors is hereby empowered to cause the preference stock to be issued from time to time for such consideration as it may from time to  time  fix, and to cause such preference stock to be issued in  series  with variations as to:



     (a)  the rates of dividends payable thereon,

     (b)  the terms on which the same may be redeemed,

     (c)  the amount which may be paid to the holders thereof,

     (d)  the terms or amount of any sinking fund provided for the purchase  or redemption thereof, and

     (e)   the  terms upon which the holders thereof may convert the same  into

     stock of any   other class or classes or of any one or more series of  the same class or of another class or classes.



      All  shares of preference stock shall be identical in all respects except as  above  provided; and shares of preference stock of any one series shall  be identical  in all respects. If the stated dividends or the amounts  payable  in any other distribution of assets on all shares of preference stock are not paid in  full,  the holders of shares of all series of preference stock shall  share ratably in the payment of dividends, including arrearages, if any, and  in  any amounts payable in any other distribution of assets in accordance with the sums that  would  be payable on such shares if all dividends and distributions  were paid in full.  The holders of each series of preference stock shall be entitled to  receive, when and as declared by the Board of Directors, dividends, payable quarterly,  at the rate designated by the Board of Directors in the  resolution providing  for the issue of such series, and no more.  Such dividends  on  each

series  of  preference stock shall be cumulative whether  or  not  earned.   No

dividends  (other than dividends payable in common stock) shall be declared  or paid or set apart for payment on the common or preferred stock unless and until dividends  payable for all past quarterly dividend periods on  the  outstanding shares of each series of preference stock shall have been paid, or declared and set apart for payment, in full.  The holders of each series of preference stock shall  be  entitled to receive, in case of dissolution or any  distribution  of assets in liquidation, the amount specified for payment in such case, as  fixed by  the  Board of Directors in the resolution providing for the issue  of  such series,  and no more.  No payment or distribution shall be made in  respect  of the  common  or preferred stock, in case of dissolution or any distribution  of assets  in  liquidation, unless and until the amount specified for  payment  in such case to the holder of each series of preference stock shall have been paid in full.



      (2)  The shares of each series of preference stock may be made subject to redemption in whole or in part, at the option of the Corporation, at such  time or  times  and at such price or prices and upon such terms as may be prescribed by  the  Board of Directors in the resolution providing for the issue  of  such series.  If less than all of the outstanding shares of any series of preference stock are to be redeemed at a particular time, the shares of such series to  be so  redeemed shall be chosen by lot or pro rata in such manner as the Board  of

Directors  may determine.  The Corporation may create a sinking  fund  for  the purchase,  redemption or retirement of any series of preference stock  of  such amount or proportion of net profit and upon such terms as may be prescribed  by the  Board  of  Directors in the resolution providing for  the  issue  of  such series.  Preference  shares redeemed by the Corporation  shall  be  retired  by resolution  of  the  Board  of Directors and shall not  be  reissued,  and  the authorized  stock and capital represented by such preference  shares  shall  be deemed to be reduced accordingly.



      (3)   The  Board of Directors, with respect to each series of  preference stock, shall decide whether the stock of such series shall be convertible,  and if  so shall designate in the resolution providing for the issue of such series the terms upon which such stock may be converted into stock of any other series of  preference  stock  or into stock of any other class or  classes.  Upon  the conversion  of shares of preference stock, the preference shares  so  converted shall  be  deemed to be retired and shall not be reissued, and  the  authorized stock  and capital represented by such preference shares shall be deemed to  be reduced accordingly.



      (4)   Subject  to  the  provisions of law  and  of  this  Certificate  of

Incorporation as in effect from time to time, every holder of preference  stock of  any  series  shall be entitled to one vote in person or by proxy  for  each share  of  such stock held by him.  If at any time the Corporation  shall  have failed  to  pay,  or  declare  and  set apart for  payment,  dividends  on  all outstanding  shares  of preference stock in an amount equal  to  six  quarterly dividends upon such shares, the number of directors of the Corporation shall be increased  by  two  at  the  first annual meeting of the  shareholders  of  the

Corporation held thereafter; and at such meeting and at each subsequent  annual meeting until dividends payable for all past quarterly dividend periods on  all outstanding  shares of preference stock shall have been paid, or  declared  and set  apart for payment, in full, the holders of the shares of preference  stock shall  have the right, voting as a class, to elect such two additional  members of the Board of Directors to hold office for a term of one year and until their successors  are elected and qualified; provided, that the right to  vote  as  a class  upon the election of such two additional directors shall not  limit  the right  of holders of preference stock to vote upon other matters when permitted

by   other  provisions  of  this  Certificate.   Upon  such  payment,  or  such

declaration  and  setting apart for payment, in full,  the  terms  of  the  two additional  directors so elected shall forthwith terminate, and the  number  of directors of the Corporation shall be reduced by two and such additional voting right  of  the  holders of shares of preference stock shall cease,  subject  to increase  in  the  number of directors as aforesaid and to  revesting  of  such voting  right in the event of each and every additional failure in the  payment

of  dividends  in an amount equal to six quarterly dividends as aforesaid.   So

long  as  any  shares  of  the  preference  stock  shall  be  outstanding,  the

Corporation shall not, without the affirmative vote of the holders of at  least two-thirds  of  the  aggregate  number  of  shares  of  preference  stock  then outstanding, amend this Certificate to: (a) increase the authorized  preference stock of the Corporation; (b) authorize any new class of stock ranking equal to or  prior  to  the  preference  stock, either as to  payment  of  dividends  or distribution of assets; (c) adversely change the rights, preferences or  powers of  the  preference  stock  with  respect  to  dividends,  voting,  conversion,

liquidation or redemption.



     (5)  Shares of preference stock of any series shall not entitle any holder thereof to any preemptive right to purchase or subscribe for any shares of that or any other class.



B.   Preferred Stock



      (1)   The  Board of Directors is hereby empowered to cause the  preferred stock to be issued from time to time for such consideration as it may from time to  time  fix,  and to cause such preferred stock to be issued in  series  with variations  as to rights, preferences, privileges and limitations as designated by  the  Board of Directors in the resolution providing for the issue  of  such series,  except that no series of preferred stock shall rank equal to or  prior to  any  of  the  preference  stock, either  as  to  payment  of  dividends  or distribution of assets.  Shares of preferred stock of any one series  shall  be identical in all respects.

      (2)   Subject  to  the priority of holders of the preference  stock,  the holders  of  each  series  of  preferred stock shall  be  entitled  to  receive cumulative, noncumulative or partially cumulative dividends at the rate and  on the  terms designated by the Board of Directors in the resolution providing for the  issue  of  such series, and no more.  No dividends (other  than  dividends payable in common stock) shall be declared or paid or set apart for payment  on the  common  stock  unless and until all dividends payable on  the  outstanding shares of each series of preferred stock shall have been paid, or declared  and set  apart  for  payment, in full.  Subject to the priority of holders  of  the preference  stock,  the  holders of each series of  preferred  stock  shall  be entitled  to receive, in case of dissolution or any distribution of  assets  in liquidation,  the amount specified for payment in such case, as  fixed  by  the

Board  of  Directors in the resolution providing for the issue of such  series,

and no more.  No payment or distribution shall be made in respect of the common stock,  in  case  of dissolution or any distribution of assets in  liquidation,

unless and until the amount specified for payment in such case to the holder of each series of preferred stock shall have been paid in full.



      (3)  The shares of each series of preferred stock may be made subject  to redemption in whole or in part, at the option of the Corporation, at such  time or  times  and at such price or prices and upon such terms as may be prescribed by  the  Board of Directors in the resolution providing for the issue  of  such series.  The Corporation may create a sinking fund for the purchase, redemption or  retirement of any series of preferred stock of such amount or proportion of net  profits and upon such terms as may be prescribed by the Board of Directors

in  the  resolution providing for the issue of such series.   Preferred  shares

redeemed  by the Corporation shall be restored to the status of authorized  but unissued shares of preferred stock not constituting part of any series thereof,

unless the Board of Directors elects to retain such redeemed shares as Treasury shares.



      (4)   The  Board of Directors, with respect to each series  of  preferred stock, shall decide whether the stock of such series shall be convertible,  and if  so shall designate in the resolution providing for the issue of such series the terms upon which such stock may be converted into stock of any other series of  preferred  stock  or into stock of any other class  or  classes.  Upon  the conversion of shares of preferred stock, the preferred share so converted shall be restored to the status of authorized but unissued shares.



      (5)   Subject  to  the  provisions of law  and  of  this  Certificate  of

Incorporation as in effect from time to time, the holders of preferred stock of any  series shall be entitled to such voting rights, limited voting rights,  or special  or  multiple  voting  rights as may be  prescribed  by  the  Board  of

Directors in the resolution providing for the issue of such series.



      (6)  Shares of preferred stock of any series shall not entitle any holder thereof to any preemptive right to purchase or subscribe for any shares of that or any other class.



      (7)   The Board of Directors shall have all other powers and rights  with respect  to the preferred stock which are not inconsistent with the New  Jersey

Business Corporation Act or this Certificate of Incorporation as in effect from time to time.



      (8)   The  relative  voting,  dividend,  liquidation  and  other  rights,

preferences  and  limitations of the shares of the series  of  preferred  stock designated "Series C Junior Participating Preferred Stock" are as set forth  in the resolution of the Board of Directors contained in the document filed in the office  of  the Secretary of State of New Jersey pursuant to which such  series was  created,  which  resolution,  marked "Exhibit  A,"  is  attached  to  this

Certificate of Incorporation and made a part hereof as if set forth in full.



       (9)   The  relative  voting,  dividend  liquidation  and  other  rights,

preferences  and  limitations of the shares of the series  of  preferred  stock designated "Series B ESOP Convertible Preferred Stock" are as set forth in this

Paragraph  Fourth  B  and  in  Exhibit  B  to  this  Restated  Certificate   of

Incorporation, which document has been filed with the Secretary of State of New

Jersey  together with the resolution pursuant to which the series was  created,

and which are both made a part hereof as if set forth in full.



C.   Common Stock



      The  common stock shall be subject to the prior rights of the holders  of the  preference stock and preferred stock as above declared.  Subject  to  such prior rights, the Board of Directors may declare and pay dividends out of funds legally available therefor.  In the event of the dissolution of the Corporation or  of a distribution of the assets or any portion thereof by way of return  of capital,  the  holders  of the common stock shall, after  the  holders  of  the preference stock and preferred stock have received the preferential amounts  to which  they are entitled, be entitled to receive the balance of the  assets  of the  Corporation so distributed. Shares of common stock shall not  entitle  the holder  thereof to any preemptive right to purchase or subscribe of the  shares of that or any other class.



      Fifth.     The number of Directors constituting the Corporation's current

Board  of  Directors is 10.  The names and business addresses  of  the  persons currently serving as said Directors are:

                    The Honorable Frank C. Carlucci
                    Chairman
                    The Carlyle Group
                    1001 Pennsylvania Avenue, N.W.
                    Washington, D.C.  20004-2505


                    Mr. Silas S. Cathcart
                    Retired Chairman
                    Illinois Tool Works, Inc.
                    222 Wisconsin Ave.
                    Suite 103
                    Chicago, IL  60645


                    Mr. Kenneth I. Chenault
                    Vice Chairman
                    American Express Company
                    American Express Tower
                    40th Floor
                    World Financial Center
                    200 Vesey Street
                    New York, NY  10285-4000


                    Ms. Judy C. Lewent
                    Senior Vice President
                    & Chief Financial Officer
                    Merck & Co., Inc.
                    One Merck Drive
                    P.O. Box 100
                    Whitehouse Station, NJ  08889-0100


                    Mr. Vernon R. Loucks, Jr.
                    Chairman and Chief Executive Officer
                    Baxter International Inc.
                    One Baxter Parkway
                    Deerfield, IL  60015


                    Dr. Thomas C. MacAvoy
                    Paul M. Hammaker
                    Professor of Business Administration
                    Darden Graduate
                    School of Business Administration
                    University of Virginia
                    Charlottesville, VA  22906

                    Mr. Luther C. McKinney
                    Senior Vice President - Law
                    and Corporate Affairs
                    The Quaker Oats Company
                    Quaker Tower, 27-10
                    P.O. Box 049001
                    Chicago, IL  60604-9001


                    Dr. Walter J. Salmon
                    Stanley Roth Sr.
                    Professor of Retailing
                    Harvard Business School
                    Morgan Hall - Room 175
                    Soldiers Field Road
                    Boston, MA  02163


                    Mr. William D. Smithburg
                    Chairman, President and CEO
                    The Quaker Oats Company
                    Quaker Tower, 27-13
                    P.O. Box 049001
                    Chicago, IL  60604-9001


                    Mr. William L. Weiss
                    Chairman Emeritus
                    Ameritech Corporation
                    One First National Plaza
                    21 S. Clark Street
                    Suite 2530 C
                    Chicago, IL  60603-2006


      Sixth.    The business and affairs of the Corporation shall be managed by a Board of Directors.  The number of directors (exclusive of directors, if any,

elected  by  the  holders  of one or more classes of preference  stock,  voting separately  as  a  class  pursuant  to the provisions  of  the  Certificate  of

Incorporation  applicable thereto) shall be not less than 6  or  more  than  24 directors, the exact number of directors to be determined from time to time  by resolution  adopted by affirmative vote of a majority of the  entire  Board  of

Directors.    The  directors shall be divided into three  classes,   designated

Class  I,  Class  II  and Class III.  Each class shall consist,  as  nearly  as possible, of one-third of the total number of directors constituting the entire

Board  of  Directors.   At  the 1983 Annual Meeting of  Shareholders,  Class  I

directors  shall be elected for a one-year term, Class II for a  two-year  term and  Class  III  directors for a three-year term.  At  each  succeeding  annual meeting of shareholders beginning in 1984, successors to directors whose  terms expire at that annual meeting shall be of the same class as the directors  they succeed, and shall be elected for three-year terms.  If the number of directors is  changed  by resolution of the Board of Directors pursuant to  this  Article

Sixth, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in  no case shall a decrease in the number of directors shorten the term of any incumbent director.

      A  director  shall hold office until the annual meeting for the  year  in which  his or her term expires and until his or her successor shall be  elected and  shall  qualify, subject, however, to prior death, resignation, retirement,

or  removal  from  office.  Any newly created directorship  resulting  from  an increase  in  the  number of directors and any other vacancy on  the  Board  of

Directors, however caused, may be filled by a majority of the directors then in office,  although less than a quorum, or by a sole remaining director; provided that  if  the  number of directors is increased, not more than two  such  newly created  directorships  may be filled by the directors in  any  period  between annual  meetings  of shareholders. Any director so elected to  fill  a  vacancy shall,  without regard to the class in which such vacancy occurred, hold office until  the next succeeding annual meeting of shareholders and until his or  her successor shall have been elected and qualified. The term of a director elected by  shareholders  to fill a newly created directorship or other  vacancy  shall expire  at  the same time as the terms of the other directors of the  class  in which the vacancy occurred.

      Exclusive  of directors, if any, elected by the holders of  one  or  more classes  of  preference  stock,  one  or more  or  all  the  directors  of  the

Corporation  may  be removed for cause by the shareholders by  the  affirmative vote  of two-thirds of the votes cast by the holders of shares entitled to vote at  a  meeting of shareholders for which proper notice of such proposed removal has been given.

      No  person shall be eligible for election as a director at any annual  or special  meeting of shareholders unless a written request that his or her  name be  placed  in  nomination  is received from a shareholder  of  record  by  the

Secretary of the Corporation not less than 30 days prior to the date fixed  for the  meeting, together with the written consent of such person to  serve  as  a

director.   Where  such  a request for nomination and such  consent  have  been timely  received, but such nominee is unable or declines to serve,  the  person who  placed  the individual's name in nomination may request that an  alternate name be placed in nomination at the meeting.

      Notwithstanding the foregoing, whenever the holders of any  one  or  more classes or series of preference stock issued by the Corporation shall have  the right, voting separately by class or series, to elect directors at an annual or special  meeting  of  shareholders, the election, term of  office,  filling  of vacancies  and  other features of such directorships shall be governed  by  the terms  of  this Certificate of Incorporation applicable thereto.  Directors  so elected  shall  not be divided into classes unless expressly provided  by  such terms,  and during the prescribed terms of office of such directors, the  Board of  Directors  shall consist of such directors in addition  to  the  number  of directors determined as provided in the first paragraph of this Article Sixth.



      Seventh.   Notwithstanding any other provisions of  this  Certificate  of

Incorporation  or the Bylaws of the Corporation (and notwithstanding  the  fact that  some  lesser  percentage may be specified by  law),  the  Bylaws  may  be amended,  altered  or  repealed, and new Bylaws may be  enacted,  only  by  the affirmative  vote of the holders of not less that two-thirds of the outstanding shares  of capital stock of the Corporation or by a vote of not less than  two-

thirds of the entire Board of Directors.



      Eighth.   The affirmative vote of the holders of two-thirds of all Voting

Shares  (as  defined herein) of the Corporation considered for the purposes  of this  Article  Eighth  as  one class, shall be required  for  the  adoption  or authorization of any Combination as defined herein with any person  if,  as  of the  record  date  for  the determination of shareholders  entitled  to  notice thereof  and  to vote thereon, such person is an Interested Shareholder  or  an affiliate  of an Interested Shareholder; provided, that such two-thirds  voting requirement  shall  not  be applicable if all of the  conditions  specified  in either of the following paragraphs (1) or (2) are met:



      (1)   If  the Combination shall have been approved by a majority  of  the

Disinterested  Directors (as defined herein) who were directors  prior  to  the time  that  such  person  became an Interested Shareholder,  but  only  if  the

Disinterested Directors were a majority of the Board of Directors  before  such person became an Interested Shareholder.



      (2)  (a)    The  cash,  or  fair  market  value  of  other  consideration

(determined  by the experts provided for in Subparagraph (iii)  below  of  this

Article  Eighth),  to be received per share in the Combination  by  holders  of common stock of the Corporation is not less than the greatest of:



      (i)   the  highest  per-share  price  (including  brokerage  commissions,

transfer taxes, and soliciting dealer's fees) paid during the preceding  twelve months  by  the  Interested Shareholder in acquiring the beneficial  ownership,

directly  or  indirectly, of any of its holdings of the  common  stock  of  the

Corporation.   (In  making this computation, appropriate adjustments  shall  be made  for  any  stock  splits, stock dividends, stock  combinations  and  other similar events.);



     (ii) the closing price per share of the common stock of the Corporation as listed on the New York Stock Exchange on the business day immediately preceding the  date  that the meeting of the shareholders of the Corporation is held  for the purpose of voting on the Combination;



      (iii)      a  price  that is approved as being fair  to  the  holders  of outstanding  common  stock  of the Corporation not  owned  by  such  Interested

Shareholder, as determined by at least two independent experts selected  by  at least three Disinterested Directors.  (This determination shall be based on the value of the total Corporation in an arm's-length sale.)  The Corporation shall pay  the  reasonable fees and expenses associated with the retention  of  these experts; and



      (b)   A  proxy  statement  which complies with the  requirements  of  the

Securities Exchange Act of 1934, as amended, shall be mailed to the holders  of common  stock  for  the  purpose  of soliciting shareholder  approval  of  such

Combination.  The proxy statement shall contain (as exhibits or otherwise)  the entire opinions of the independent experts required by this Article Eighth.



The  requirements  of  this  Article Eighth are in  addition  to,  and  do  not supersede,  amend,  alter, change or eliminate any board approval,  shareholder vote  or  consent  or other conditions required by the laws of  New  Jersey  in effect at the time a Combination is proposed.



The following definitions shall apply for the purposes of this Article Eighth:



      A.   "Combination" means a merger or consolidation of the Corporation  or any  subsidiary of the Corporation with any other corporation, or the  sale  or lease  of  all  or a substantial part of the assets of the Corporation  or  any subsidiary  of  the  Corporation to any other person, or any other  transaction which has achieved substantially the same effect.



      B.    An  "Interested Shareholder" is any person who owns ten percent  or more of the outstanding Voting Shares of the Corporation.



      C.    A  "person"  includes  a natural person, corporation,  partnership,

association,  joint stock company, trust, unincorporated association  or  other

entity.   When  two or more persons act as a partnership, limited  partnership,

syndicate,  or  other group for the purpose of acquiring, holding,  voting,  or disposing  of Voting Shares, they shall be deemed a single person for  purposes of this Article Eighth.



      D.   "Voting Shares" means the issued and outstanding shares of any class of stock of the Corporation which is entitled to vote generally in the election of directors.



      E.    Ownership  of  Voting  Shares  includes  beneficial  ownership.   A

beneficial  owner  of  Voting  Shares includes  any  person  who,  directly  or indirectly, through any contract, options, warrants, convertible securities  or other  contract  rights  to acquire Voting Shares, arrangement,  understanding,

relationship  or otherwise, has or shares (i) voting power, which includes  the power  to  vote,  or  to  direct the voting of,  the  Voting  Shares,  or  (ii)

investment  power, which includes the power to dispose of,  or  to  direct  the disposition of, the Voting Shares.



      F.    A "subsidiary" of the Corporation is any company a majority or more of the voting securities of which is owned by the Corporation.



      G.    A "Disinterested Director" is a director of the Corporation who (i)

is  not  and never has been an officer or director of an Interested Shareholder or any affiliate or associate of such Interested Shareholder and is not and has not  been  for the past five years an employee of an Interested Shareholder  or any  affiliate or associate of such Interested Shareholder; (ii) does  not  own more than one percent or 10,000 shares, whichever is the lesser of any class of equity securities of an Interested Shareholder or any affiliate or associate of such  Interested Shareholder; (iii) is not the settlor of any trust,  and  does not  serve as the trustee, executor or in a similar capacity for any  trust  or estate,  which  owns more than one percent or 10,000 shares, whichever  is  the lesser, of any class of equity securities of any Interested Shareholder or  any affiliate or associate of such Interested Shareholder; (iv) is not the relative of  any person or of the spouse of such person who could not be a Disinterested

Director  because of any of the provisions of the clauses (i), (ii),  or  (iii)

above  who  has  the same home as such person; (v) is not the spouse,  brother,

sister,  son,  daughter, father or mother of any person  who  could  not  be  a

Disinterested Director because of any of the provisions of clauses  (i),  (ii),

or  (iii)  above;  and  (vi) is not otherwise by reason  of  past,  present  or anticipated  circumstances  unable  to  act  solely  in  the  interest  of  the

Corporation  with  respect  to the Combination, provided  that  no  officer  or employee  of  the Corporation shall be disqualified from being a  Disinterested

Director solely by reason of being an officer or employee of the Corporation.



      H.    An  "affiliate" of a specified person is a person who directly,  or indirectly  through one or more intermediaries, controls, or is controlled  by,

or is under common control with, such specified person.



      I.   An "associate" of a specified person is (i) any person of which such specified  person is an officer or partner or is the owner of  ten  percent  or more of any class of equity securities, (ii) any trust or other estate in which such specified person owns ten percent or more of the total beneficial interest or  as  to  which  such  specified person serves as trustee  or  in  a  similar fiduciary  capacity, (iii) any relative or spouse of such specified person,  or any  relative  of such spouse, who has the same home as such specified  person,

(iv)  any person who is a director or officer of such specified person  or  any corporation  which controls or is controlled by such specified person,  or  (v)

any other member or partner in a partnership, limited partnership, syndicate or other group, formal or informal, of which such specified person is a member  or partner  and which is acting together for the purpose of acquiring, holding  or disposing of securities of the Corporation.



      Enforcement.   The Board of Directors is specifically authorized to  seek equitable  relief, including an injunction, to enforce the provisions  of  this

Article Eighth.



      Amendment. No amendment to this Certificate of Incorporation shall amend,

alter,  change  or repeal any of the provisions of this Article  Eighth  unless such  amendment,  in  addition  to receiving any shareholder  vote  or  consent required  by  the laws of the State of New Jersey in effect at the time,  shall receive the affirmative vote of the holders of two-thirds of all Voting Shares.



     Ninth.

A.   Limitation of Liability



      To  the  full  extent from time to time permitted by New Jersey  law,  no director or officer of the Company shall be personally liable to the Company or its  shareholders for damages for breach of any duty owed to the Company or its shareholders. Neither the amendment or repeal of this Article, nor the adoption of  any  provision of this Certificate of Incorporation inconsistent with  this

Article, shall eliminate or reduce the protection afforded by this Article to a director  or officer of the Company with respect to any matter which  occurred,

or  any cause of action, suit or claim which, but for this Article, would  have accrued or arisen, prior to such amendment, repeal or adoption.

B.   Indemnification



      (1)   The  Company shall indemnify any person who is or was  a  director,

officer,  employee  or  agent of the Company or of any constituent  corporation absorbed by the Company in a consolidation or merger, and any person who is  or was  a  director, officer, trustee, employee or agent of any other  corporation

(domestic   or   foreign)   or  of  any  partnership,   joint   venture,   sole

proprietorship,  trust, employee benefit plan or other enterprise  (whether  or not  for  profit),  serving as such at the request of the  Company  or  at  the request of any such constituent corporation, or the legal representative of any such  director,  officer,  trustee, employee or agent,  against  such  person's reasonable  costs, disbursements and counsel fees and amounts paid or  incurred in  satisfaction of settlements, judgments, fines and penalties  in  connection with  any  pending, threatened or completed civil, criminal, administrative  or arbitrative  action, suit or proceeding, whether brought in the  right  of  the

Company  or  otherwise, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, to the fullest extent  now or hereafter permitted by New Jersey law.

      (2)   The  Company shall pay expenses as they are incurred by any  person covered by this Article in connection with any proceeding, as defined above, in advance of the final disposition of the proceeding to the fullest extent now or hereafter permitted by New Jersey law.

      (3)  The foregoing indemnification and advancement of expenses shall  not be  deemed exclusive of any other rights to which any person indemnified may be entitled.

      (4)  The rights provided to any person under this Article Ninth shall  be enforceable against the Company by such person, who shall be presumed  to  have relied upon it in serving or continuing to serve as a director or in any of the other  capacities  set  forth  in this Article  Ninth.  No  elimination  of  or amendment  to  this Article Ninth shall deprive any person of rights  hereunder arising out of alleged or actual occurrences, acts or failures to act occurring prior to notice to such person of such elimination or amendment.

Dated this 11th day of September, 1996

                              THE QUAKER OATS COMPANY



                              By
                                        Vice President


               (Name and full title)

                                   EXHIBIT A


      By resolution of the Board of Directors there is created a series of preferred stock, no par value, of the Company (such preferred stock being herein referred to as "Preferred Stock," which term shall include any additional shares of preferred stock of the same class heretofore or hereafter authorized to be issued by the Company), consisting of 4,000,000 shares, which shall be identical in all respects to the preferred stock described in Paragraph Fourth B of the Corporation's Certificate of Incorporation, with such variations as may be contained in this Exhibit A, and hereby fixes the designation and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as follows:

      Section 1. Designation and Amount. There shall be a series of Preferred Stock of the Corporation which shall be designated as "Series C Junior Participating Preferred Stock," no par value (hereinafter called "Series C Preferred Stock"), and the number of shares constituting such series shall be 4,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors and by the filing of a certificate pursuant to the provisions of the Business Corporation Act of the State of New Jersey stating that such increase or reduction has been so authorized; provided, however, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than that of the shares then outstanding plus the number of shares of Series C Preferred Stock issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     Section 2.     Dividends and Distributions.
          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash to holders of record on the last business day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock (hereinafter defined) or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $5.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Corporation shall at any time following July 31, 1996 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under clause
(b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series C Preferred Stock as provided in paragraph (A) above at the time it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

          (C) No dividend or distribution (other than a dividend payable in shares of Common Stock) shall be paid or payable to the holders of shares of Common Stock unless, prior thereto, all accrued but unpaid dividends to the date of such dividend or distribution shall have been paid to the holders of shares of Series C Preferred Stock.

          (D) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each one one-hundredth of a share of Series C Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time following July 31, 1996 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           (B) Except as otherwise provided herein or by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

           (C) (i) Whenever, at any time or times, dividends payable on any share or shares of Series C Preferred Stock shall be in arrears in an amount equal to at least six full quarterly dividends (whether or not declared and whether or not consecutive), the holders of record of the outstanding Preferred Stock shall have the exclusive right, voting separately as a single class, to elect two directors of the Corporation at a special meeting of shareholders of the Corporation or at the Corporation's next annual meeting of shareholders, and at each subsequent annual meeting of shareholders, as provided below. At elections for such directors, the holders of shares of Series C Preferred Stock shall be entitled to cast one vote for each one one-hundredth of a share of Series C Preferred Stock held.

                (ii) Upon the vesting of such right of the holders of the Preferred Stock, the maximum authorized number of members of the Board of
Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Preferred Stock as hereinafter set forth. A special meeting of the shareholders of the Corporation then entitled to vote shall be called by the Chairman or the
President or the Secretary of the Corporation, if requested in writing by the holders of record of not less than 10% of the Preferred Stock then outstanding. At such special meeting, or, if no such special meeting shall have been called, then at the next annual meeting of shareholders of the Corporation, the holders of the shares of the Preferred Stock shall elect, voting as above provided, two directors of the Corporation to fill the aforesaid vacancies created by the automatic increase in the number of members of the Board of Directors.  At  any and all such meetings for such election, the holders of a majority of the outstanding shares of the Preferred Stock shall be necessary to constitute a quorum for such election, whether present in person or by proxy, and such two directors shall be elected by the vote of at least a plurality of shares held by such shareholders present or represented at the meeting. Any director elected by holders of shares of the Preferred Stock pursuant to this Section may be removed at any annual or special meeting, by vote of a majority of the shareholders voting as a class who elected such director, with or without cause. In case any vacancy shall occur among the directors elected by the holders of the Preferred Stock pursuant to this Section, such vacancy may be filled by the remaining director so elected, or his successor then in office, and the director so elected to fill such vacancy shall serve until the next meeting of shareholders for the election of directors. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be further increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series C Preferred Stock.

                (iii) The right of the holders of the Preferred Stock, voting separately as a class, to elect two members of the Board of Directors of the Corporation as aforesaid shall continue until, and only until, such time as all arrears in dividends (whether or not declared) on the Preferred Stock shall have been paid or declared and set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above-mentioned. Upon any termination of the right of the holders of the shares of the Preferred Stock as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of Preferred Stock pursuant to this Section shall terminate immediately. Whenever the term of office of the directors elected by the holders of the Preferred Stock pursuant to this Section shall terminate and the special voting powers vested in the holders of the Preferred Stock pursuant to this Section shall have expired, the maximum number of members of the Board of Directors of the Corporation shall be such number as may be provided for in the By-laws of the Corporation, irrespective of any increase made pursuant to the provisions of this Section.

           (D) Except as set forth herein, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.     Certain Restrictions.
          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

              (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Preferred Stock; or

               (iv) purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

           (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section, purchase or otherwise acquire such shares at such time and in such manner.

      Section 5. Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6.     Liquidation, Dissolution or Winding Up.

          (A) Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series C Liquidation Preference"). Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause
(ii), the "Adjustment Number"). Following the payment of the full amount of the Series C Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series C Preferred Stock and Common Stock, respectively, holders of Series C Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio, on a per share basis, of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

           (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series C Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

           (C) In the event the Corporation shall at any time following July 31, 1996 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. Redemption. The shares of a Series C Preferred Stock shall not be redeemable by the Corporation. The preceding sentence shall not limit the ability of the Corporation to purchase or otherwise deal in such shares of stock to the extent permitted by law.

     Section 9. Ranking. The Series C Preferred Stock shall rank junior to all other series of the Corporation's preferred stock (whether with or without par value) as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series C Preferred Stock, voting separately as a class.

      Section 11. Fractional Shares. Series C Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.


                                   EXHIBIT B

      By unanimous written consent of the Board of Directors of The Quaker Oats Company dated June 16, 1989, there is created a series of Preferred Stock designated "Series B ESOP Convertible Preferred Stock" which shall be identical in all respects to the preferred stock described in Paragraph Fourth 3 of the Corporation's Restated Certificate of Incorporation, with such variations as may be contained in the following description:

     Section 1.     Designation and Amount; Special Purpose Restricted Transfer
Issue.
           (A) The shares of such series shall be designated as "Series B ESOP Convertible Preferred Stock"("Series B Preferred Stock") and the number of shares constituting such series shall be 1,750,000.

           (B) Shares of Series B Preferred Stock shall be issued only to The Northern Trust Company, as trustee (the "Trustee") of The 1989 Quaker Employee Stock Ownership Trust under The Quaker Employee Stock Ownership Plan, as amended (the "Plan"). All references to the holder of shares of Series B Preferred Stock shall mean the Trustee or any successor or trustee under the Plan. In the event of any transfer of record ownership of shares of Series B Preferred Stock to any person other than any successor trustee under the Plan, the shares of Series B Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder thereof, shall be automatically converted into shares of common stock of the Corporation (the "Common Stock") pursuant to Section 5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of Series B Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series B Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of Series B Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of Series B Preferred Stock have been automatically converted as of the date of such transfer. Certificates representing shares of Series B Preferred Stock shall bear a legend to reflect the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph (B) of Section 1, shares of Series B Preferred Stock (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 6, 7 and 8 hereof.

     Section 2.     Dividends and Distributions.
           (A) Subject to the rights of the holders of any stock of the Corporation ranking senior to the Series B Preferred Stock in respect of dividends and subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends ("Preferred Dividends") in an amount per share equal to $5.46 per share per annum, and no more, payable quarterly in arrears, one-fourth on each fifteenth day of January, April, July and October of each year (each a "Dividend Payment Date") commencing on July
15, 1989, to holders of record at the start of business on such Dividend Payment Date. In the event that any Dividend Payment Date shall fall on any day other than a "Business Day" (as hereinafter defined), the dividend payment due on such dividend Payment Date shall be paid on the Business Day immediately succeeding such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from the date of issuance of such shares of Series B Preferred Stock. Preferred Dividends shall accrue on a daily basis, but Preferred Dividends accrued after issuance on the shares of Series B Preferred Stock for any period less than a full quarterly period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first became payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

           (B) So long as any shares of Series B Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series B Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Series B Preferred Stock dividends for all dividend payment periods of the Series B Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend period on the Series B Preferred Stock and accumulated and unpaid on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date. In the event that full cumulative dividends on the Series B Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B Preferred Stock until full cumulative dividends on the Series B Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to
(i) any dividend payable solely in any shares of any stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B Preferred Stock or (ii) the acquisition of shares of any stock ranking as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B Preferred Stock in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation junior to the Series B Preferred Stock.

     Section 3. Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

          (A) The holders of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation, voting together with the holders of Common Stock as one class. The holder of each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote; it being understood that whenever the "Conversion Price" (as defined in Section 5 hereof) is adjusted as provided in Section 9 hereof, the voting rights of the Series B Preferred Stock shall also be similarly adjusted.

          (B) Except as otherwise required by law or set forth herein, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action; provided, however, that the vote of at least 66-2/3% of the outstanding shares of Series B Preferred Stock, voting separately as a series, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Restated Certificate of Incorporation of the Corporation (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation), if such amendment, alteration or repeal would alter or change the powers, preferences, or special rights of the shares of Series B Preferred stock so as to affect them adversely.

     Section 4.     Liquidation, Dissolution or Winding Up.

           (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series B Preferred Stock shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to stockholders, and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Series B Preferred Stock in respect of distribution upon liquidation, dissolution or winding up of the Corporation, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation, liquidating distributions in the amount of $78.00 per share (the "Liquidation Preference"), plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series B Preferred Stock and any other Stock ranking as to any such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of the Series B Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this Section 4(A), the holders of shares of Series B Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

           (B) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, lease, exchange or other transfer of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation for purposes of this Section 4, but the holders of Series B Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.

           (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series B Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders of Series B Preferred Stock, at the address shown on the books of the Corporation or any transfer agent for the Series B Preferred Stock.

     Section 5.     Conversion into Common Stock.

           (A) A holder of shares of Series B Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 6, 7 and 8 hereof, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion rate equal to the ratio of:

               (i)  $78.00; to

              (ii) the amount which initially shall be $78.00, and which shall be adjusted as hereinafter provided (and, as so adjusted, rounded to the nearest ten-thousandth, is hereinafter sometimes referred to as the "Conversion Price") (that is, a conversion rate initially equivalent to one share of Common Stock for each share of Series B Preferred Stock so converted, which is subject to adjustment as the Conversion Price is adjusted as hereinafter provided).

           (B) Any holder of shares of Series B Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series B Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series B Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B Preferred Stock by the Corporation or the transfer agent for the Series B Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series B Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series B Preferred Stock not to be so converted to be issued and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

           (C) Upon surrender of a certificate representing a share or shares of Series B Preferred Stock for conversion, the Corporation shall issue and send by hand delivery (with receipt to be acknowledged) or by first class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series B Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Series B Preferred Stock which shall not have been converted.

          (D) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series B Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of (i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates for the shares of Series B Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) as provided by this Resolution. On and after the effective day of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series B Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend is subsequent to the effective date of conversion of such shares.

           (E) The Corporation shall not be obligated to deliver to holders of Series B Preferred Stock any fractional share of a share of Common Stock issuable upon any conversion of such shares of Series B Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

           (F) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series B Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding. Nothing contained herein shall preclude the Corporation from issuing shares of Common Stock held in its treasury upon the conversion of shares of Series B Preferred Stock into Common Stock pursuant to the terms hereof. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series B Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series B Preferred Stock then outstanding and convertible into shares of Common Stock.
     Section 6.     Redemption At the Option of the Corporation.
          (A) The Series B Preferred Stock shall be redeemable, in whole or in part, at any time after the date of issuance, to the extent permitted by paragraphs 6(D) and 8(C), at the following percentages of the Liquidation
Preference:

            During the Twelve            Percentage of
               Month Period               Liquidation
            Beginning June 15              Preference

                   1989                      107.0%
                   1990                      106.3%
                   1991                      105.6%
                   1992                      104.9%
                   1993                      104.2%
                   1994                      103.5%
                   1995                      102.8%
                   1996                      102.1%
                   1997                      101.4%
                   1998                      100.7%

and thereafter at the Liquidation Preference, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stocks or a combination thereof, as permitted by paragraph (E) of this Section 6. From and after the date fixed for redemption, dividends on shares of Series B Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Corporation.

           (B) Unless otherwise required by law, notice of any redemption effected pursuant to Sections 6 or 7 hereof will be sent to the holders of Series B Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series B Preferred Stock by first class mail, postage prepaid, mailed not less than thirty (30) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series B Preferred stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;
(iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for conversion or payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock at the time. Upon surrender of the certificate for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth in paragraph (A) of this
Section 6.

           (C) In the event of a change in the federal tax law of the United States of America which has the effect of precluding the Corporation from claiming any of the tax deductions for dividends paid on the Series B Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended, as in effect on the date shares of Series B Preferred Stock are initially issued, or if the Plan is determined by the Internal Revenue Service not to be initially qualified within the meaning of Sections 401(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended, the Corporation may, in its sole discretion, and notwithstanding anything to the contrary in paragraph (A) of this Section 6, within 60 days of such event, elect to redeem any or all of such shares for the greater of (A) the Fair Market Value of the shares of Series B Preferred Stock to be so redeemed or (B) the amount payable in respect of the shares upon liquidation of the Corporation pursuant to Section 4 hereof.

           (D) In the event that the Plan is terminated in accordance with its terms, and notwithstanding anything to the contrary in paragraph (A) of this
Section 6, the Corporation shall, as soon thereafter as practicable, call for redemption all then outstanding shares of Series B Preferred Stock for an amount equal to the greater of the Fair Market Value or the redemption price, as calculated pursuant to Section 6(A). The Corporation shall give 30 Business Days' notice to all record holders of Preferred Stock prior to any such termination, provided, however, that the failure to give any such notice shall not affect the validity of such corporate action.

           (E) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of Series B Preferred Stock in cash or in shares of Common Stock or in a combination of such shares and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (G) of Section 9 hereof).

     Section 7.     Other Redemption Rights.

           Shares of Series B Preferred Stock shall be redeemed by the Corporation for cash or, if the Corporation so elects, in shares of Common
Stock, or a combination of such shares and Cash, any such shares of Common Stock to be valued for such purpose as provided by paragraph (E) of Section 6, at the redemption price as set forth in the following sentence, at the option of the holder at any time and from time to time upon notice to the Corporation given not less than five (5) Business Days prior to the date fixed by the holder in such notice for such redemption, upon certification by such holder to the Corporation of the following events: (i) when and to the extent necessary for such holder to provide for distributions required to be made to participants under, or to satisfy an investment election provided to participants in accordance with, the Plan, or any successor plan; (ii) when and to the extent necessary for such holder to make any payments of principal, interest or premium due and payable (whether as scheduled or upon acceleration) under (a) the Loan Agreement between the Trustee and the lenders, (b) any refinancing of or substitution for either of the foregoing; or (c) any other indebtedness incurred by the holder for the benefit of the Plan; or ( iii ) in the event that the Plan is not initially determined by the Internal Revenue Service to be qualified within the meaning of Sections 401(a) and 4975(e) (7)
of the Internal Revenue Code of 1986, as amended. The redemption price for shares of Series B Preferred Stock to be redeemed under this Section 7 shall be equal to: (I) in the case of clause (i) next above, the Fair Market Value of the shares of Series B Preferred Stock to be so redeemed; (II) in the case of clause (ii) next above, the greater of (A) the Fair Market Value of the shares of Series B Preferred Stock to be so redeemed or (B) the redemption price set forth in paragraph (A) of Section 6 hereof; or (III) in the case of clause
(iii) next above, the greater of (A) the Fair Market Value of the shares of Series B Preferred Stock to be so redeemed or (B) the amount payable in respect of the shares upon liquidation of the Corporation pursuant to Section 4 hereof.

     Section 8.     Consolidation, Merger, etc.

           (A) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Corporation) that constitutes "employer securities" with respect to a holder of Series B Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended. and "qualifying employer securities" within the meaning of Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series B Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be converted into and exchanged for preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7 and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Series B Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series B Preferred Stock, then the shares of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each nonelecting share, then the kind and amount so receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by the plurality of the non-electing shares). The rights of the Series B Preferred Stock as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to Section 9 hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such section prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless the successor or resulting corporation shall have agreed to recognize and honor the rights of the holders of shares of Series B Preferred Stock as set forth in this paragraph (A).

           (B) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (A) of this Section 8) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series B Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph (C) of this Section 8), be deemed to have been automatically converted immediately prior to the consummation of such merger, consolidation or similar transaction into the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted at such time so that each share of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction. which election cannot practicably be made by the holders of the Series B Preferred Stock, then the shares of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

           (C) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (3) of this Section 8, then the Corporation shall as soon as practicable thereafter (and in any event at least 10 Business Days before the closing of such transaction) give notice of such agreement and the material terms thereof to each holder of Series B Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such Series B Preferred Stock, a cash payment equal to the higher of the redemption price as determined in accordance with paragraph 6(A) or the Fair Market Value of shares of Series B Preferred Stock. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the second Business Day prior to the closing of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the second Business Day prior to the closing of such transaction.

     Section 9.     Anti-dilution Adjustments.
           (A) In the event the Corporation shall, at any time or from time to time while any of the shares of the Series B Preferred Stock are outstanding,
(i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which Section B hereof does not apply) or otherwise, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 9(A) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

           (B) In the event that the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant (i) any security convertible into or exchangeable for shares of Common Stock and (ii) any rights issued pursuant to the Rights Agreement dated as of May 8, 1996 between the Corporation and Harris Trust & Savings Bank, as the same may be amended from time to time) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

           (C) In the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to (i) any right or warrant to purchase or acquire shares of Common Stock for which adjustment has been made pursuant to paragraph (B) of this Section 9 (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) and (ii) any employee or director incentive or benefit
plan   or  arrangement,  including  any  employment,  severance  or  consulting agreement, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Fair Market Value of such shares on the date of issuance, sale or exchange, then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (a) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (b) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation. In the event the Corporation shall, at any time or from time to time while any shares of Series B Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or
distribution  (including  by  way  of  a  reclassification  of  shares   or   a
recapitalization of the corporation) and other than pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Non-Dilutive Amount (as hereinafter defined), then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (I) the Fair Market Value of all the shares of Common
Stock   outstanding  on  the  day  immediately  preceding  the   first   public
announcement of such issuance, sale or exchange plus (II) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (III) the Fair Market Value at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).

           (D) In the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which Section 8 hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs
(E) and (F) of this Section 9, be adjusted by multiplying such Conversion Price by the fraction the numerator of which is (i) the Fair Market Value of all the shares of Common Stock outstanding on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (b) the Fair Market Value of a share of Common Stock on the day before the exdividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of Series B Preferred Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series B Preferred Stock may be converted at such time.

           (E) Notwithstanding any other provisions of this Section 9, the Corporation shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

           (F) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the
Conversion Price pursuant to the foregoing provisions of this Section 9, the Board of Directors of the Corporation shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation (which adjustment shall in no event adversely affect the powers, preferences, or special rights of this Series B
Preferred Stock as set forth herein). The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion
Price should be made pursuant to the foregoing provisions of this paragraph 9(F), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all stockholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to the holders of the Common Stock.

           (G) For purposes of this Resolution, the following definitions shall apply:

                "Business Day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in Chicago, Illinois or New York, New York are not required to be open.

               "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof, in each case, on each trading day during the Adjustment Period. "Adjustment Period" shall mean the period of five (5) consecutive trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined.

                "Extraordinary  Distribution" shall mean any dividend or   other
distribution to holders of Common Stock (effected while any of the shares of Series B Preferred Stock are outstanding) (i) of cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata
Repurchase, or  the  date  of  purchase with respect  to  any  other  Pro   Rata
Repurchase which is not a tender offer or exchange offer made during such period), exceeds 12 1/2% of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, and/or (ii) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than the securities of the type referred to in paragraph (B) or (C) of this Section 9), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation) or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (D) of this Section 9 shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends which are not Extraordinary Distributions made during such 12-month period and not previously included in the calculation of an adjustment pursuant to paragraph (D) of this Section 9.

                "Fair Market Value" shall mean the amount of cash received or, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent commercial or investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such commercial or investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

                "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the remainder of (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus
(ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

                "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series B Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation, or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 9(G), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule lOb-18 as such rule is in effect under the Exchange Act on the date shares of Series B Preferred Stock are initially issued by the Corporation, or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

           (H) Whenever an adjustment to the Conversion Price and the related voting rights of the Series B Preferred Stock is required, the Corporation shall forthwith place on file with the transfer agent(s) for the Common Stock and for the Series B Preferred Stock, if any, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Price determined as provided herein, and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the Series B Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the Series B Preferred Stock, the Corporation shall mail a notice thereof and of the then prevailing conversion rate to each holder of shares of the Series B Preferred Stock.

     Section 10.    Ranking; Retirement of Shares.
           (A) The Series B Preferred Stock shall rank senior to the Series A Junior Participating Preferred Stock and the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Corporation, and, unless otherwise provided in the Restated Certificate of Incorporation of the Corporation, as the same may be amended, the Series B Preferred Stock shall rank pari passu with all future series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.

           (B)   Any  shares  of  Series  B Preferred  Stock  acquired  by  the
Corporation by reason of the conversion or redemption of such shares, or otherwise so acquired, shall be restored to the status of authorized but unissued shares of Preferred Stock, with no par value per share, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new or existing series of such Preferred Stock as permitted by law.

     Section 11.    Miscellaneous.
           (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice elsewhere herein) with postage prepaid, addressed: (i) if to the Corporation, to its office at P.O. Box 049001, Chicago, Illinois 60604-9001 (Attention: Secretary), or to the transfer agent for the Series B Preferred Stock, or other agent of the Corporation designated as permitted herein or (ii) if to any holder of the Series B Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Stock or Common Stock, as the case may be) or
(iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

           (B) The Corporation shall give 15 Business Days' notice to all record holders of Series B ESOP Convertible Preferred Stock prior to the record date to be established with respect to any Extraordinary Event, setting forth the material provisions relating to such Extraordinary Event, provided, however, that the failure to give any such notice shall not affect the validity of any such corporate action.

                "Extraordinary Event" as used herein means (i) any non-cash dividend payable with respect to the Common Stock, (ii); any cash dividend in an amount exceeding 10% of the Conversion Price on the date the dividend is declared, (iii) any recapitalization, reclassification, consolidation, merger or similar event as a result of which shares of Common Stock are converted into or exchanged for any other securities or property, (iv) any sale of all or substantially all of the assets of the Corporation, or (v) the adoption of any repurchase program under which the Corporation may purchase more than 15% of the Corporation's then outstanding Common Stock.

           (C) The term "Common Stock" as used in this Resolution means the Corporation's Common Stock, par value $5.00 per share (as the same exists at the date of amendment of the Restated Certificate of Incorporation of the Corporation in respect of the Series B Preferred Stock), or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to Section 9 hereof, the holder of any share of the Series B Preferred Stock upon thereafter surrendering such shares for conversion, shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Prize in respect of such other shares or securities so receivable upon conversion of shares of Series B Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 9 hereof, and the provisions of Sections 1 through 8, 10 and 11 hereof with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

          (D) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

          (E) In the event that a holder of shares of Series B Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series B Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series B Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

          (F) Unless otherwise provided in the Restated Certificate of Incorporation, as the same may be amended, of the Corporation, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding up or otherwise made upon the shares of Series B
Preferred  Stock  and any other stock ranking on a parity  with  the  Series  B
Preferred Stock with respect to such dividend or distribution shall be pro rata, so that amounts paid per share on the Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series B Preferred Stock and such other stock bear to each other.

          (G) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series B Preferred Stock.